EXHIBIT 23.1

WEINBERG & COMPANY, P.A.
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CERTIFIED PUBLIC ACCOUNTANTS








                         CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion in he registration statement on Form S-8 filed under the Securities Exchange Act of 1933 by CyberAds, Inc., of our report dated February 16, 2001, relating to our audit of the consolidated financial statements of CyberAds, Inc. and Subsidiaries, as of December 31, 2000 and for the period from April 12, 2000 (inception) to December 31, 2000 appearing in such registration statement on Form S-8.


/s/Weinberg & Company, P.A.
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WEINBERG & COMPANY, P.A.
Certified Public Accountants


Boca Raton, Florida
February 20, 2002